SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934.

                         Date of report: July 12, 1999

                              Lotus Pacific, Inc.
            (Exact name of registrant as specified in its charter)

                                  Delaware
                           State of Organization

                                  000-24999
                            Commission File Number

                                  52-1947160
                         Employer Identification Number

        200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
                    Address of Principal Executive Office

                                 (732) 885-1750
                 Registrant's Telephone Number, Including Area Code



Item 5.    OTHER EVENTS

On June 28, 1999, the Board of Directors of Lotus Pacific Inc. (the "Company") adopted the following resolutions, effective immediately:

      1. The Company transfers all of its ownership interests in each of U.S. Securities & Futures Corp. and Professional Market Brokerage, Inc. to
USS Online Inc., a newly established subsidiary to run the two financial service subsidiaries. USS Online Inc. will issue four million (4,000,000) shares of its capital stock to the Company, constituting 100% of its ownership.

      2. The Company approves that USS Online Inc. grants options (the "Option") to the Company's common stock holders of record as of August 30, 1999, on a pro rata basis. For every two (2) shares of the Company's common stock, the holder will receive the Option to purchase one (1) share of USS Online Inc.'s common stock at the price of $0.01 upon its completion of an initial public offering. The Option expires two (2) years after the completion of the initial offering of USS Online Inc.

      3. The Company approves the management compensation plan of USS Online, Inc., whereby USS Online,Inc. will issue an additional five million (5,000,000) shares of its capital stock to its senior management team for $0.10 per share.



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


  (a)    Financial statements of business acquired.

         N/A

  (b)    Pro forma financial information.

         N/A

  (c)    Exhibits

         N/A





                                         Signature



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.




                                              LOTUS PACIFIC, INC.


Date:  July 12, 1999                    By:   /s/    Jeremy Wang
                                             -----------------------------
                                             Jeremy Wang, President